UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 16, 2026

Bank7 Corp.
(Exact name of registrant as specified in its charter)

Oklahoma	001-38656	20-0763496
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1039 N.W. 63rd Street
Oklahoma City, Oklahoma 73116
(Address of principal executive offices and zip code)

(405) 810-8600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	BSVN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR § 230.405) or 12b-2 of the Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 16, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Century, pursuant to which, subject to the terms and conditions set forth in the Merger Agreement, Century will merge with and into the Company with the Company being the surviving entity in the merger.  The merger transaction pursuant to the Merger Agreement is being pursued in lieu of the stock purchase transaction with the Receiver contemplated by the Purchase Agreement; however, the Company is retaining and reserving all of its rights under the Purchase Agreement and, in the event the Merger Agreement is terminated or the merger transaction otherwise does not occur, the Company intends to proceed with the purchase of a controlling interest in Century pursuant to the Purchase Agreement in accordance with its terms.

As soon as practicable following the merger transaction, Century’s wholly-owned bank subsidiary, Century Bank, will merge with and into the Company’s wholly-owned bank subsidiary, Bank7.

The Merger Agreement was approved unanimously by the Board of Directors of the Company and Century.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), the outstanding shares of Century will be converted into the right to receive aggregate merger consideration consisting of $70,000,000 in cash and 1,232,657 shares of the Company’s common stock, which, based on the number of shares of Century common stock outstanding as of the date of the merger agreement, will result in each Century shareholder being entitled to receive $210.41 in cash (the “Cash Consideration”) and 3.7052 shares of Company common stock (the “Stock Consideration”) for each share of Century common stock owned by the shareholder.  Holders of Century common stock will also be entitled to receive cash in lieu of fractional shares of Company common stock.

At the Effective Time, each outstanding phantom stock plan unit under the Century Bank 2017 Phantom Stock Plan will vest and be converted into the right to receive a cash payment as provided in the Merger Agreement. The shares of Company common stock issued in the merger transaction as the Stock Consideration will be issued in a private placement in reliance on an exemption from registration under the Securities Act and will be restricted securities, and the Company has agreed to file a resale registration statement covering those shares following the Effective Time.

The Merger Agreement contains customary representations and warranties from both Century and the Company and each party has agreed to customary covenants, including, among others, covenants relating to the conduct of Century’s and the Company’s businesses during the interim period between the execution of the Merger Agreement and the Effective Time, and, with regard to Century, its obligation to call a meeting of its shareholders to approve the Merger Agreement and, subject to certain exceptions, to recommend that its shareholders approve and adopt the Merger Agreement.  Century has also agreed not to initiate, solicit, or knowingly encourage or facilitate inquiries or proposals with respect to, or, subject to certain exceptions generally related to its board of directors’ exercise of its fiduciary duties (as set forth in the Merger Agreement), engage in any negotiations concerning, or provide any confidential information relating to, any alternative acquisition proposals.

The completion of the Merger is subject to customary conditions, including, among others, (a) the approval and adoption of the Merger Agreement and the transactions contemplated thereby by the holders of Century common stock, (b) the receipt of required regulatory approvals including the approval of the Board of Governors of the Federal Reserve System and all necessary approvals by the Court in connection with the Receivership Proceeding, (c) the absence of any order, injunction or legal restraint prohibiting or making illegal the merger or the subsequent bank merger, and (d) receipt by each party of an opinion of counsel that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including, without limitation, (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, generally subject to a material adverse effect qualification, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement, and (iii) the absence of a material adverse effect with respect to the other party during a specified period of time prior to the consummation of the Merger.

The Merger Agreement provides certain termination rights for both the Company and Century, including a right to terminate if the merger transaction is not consummated on or before November 30, 2026, subject to extension to June 30, 2027 if required regulatory approvals remain outstanding, and further provides that a termination fee of $7,320,000 will be payable by Century to the Company under certain circumstances.

In connection with the Merger Agreement, certain directors and executive officers of Century, the Receiver, and certain other shareholders of Century entered into voting agreements with the Company pursuant to which they agreed, among other things, to vote the shares of Century common stock owned beneficially, of record, or otherwise controlled by such shareholder in favor of the Merger Agreement and the merger.

The Merger is being pursued in lieu of the stock purchase transaction with the Receiver contemplated by the Purchase Agreement; however, the Company is retaining and reserving all of its rights under the Purchase Agreement and, in the event the Merger Agreement is terminated or the merger otherwise does not occur, the Company intends to proceed with the purchase of the Shares pursuant to the Purchase Agreement in accordance with its terms.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the Company and Century instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (a) will not survive consummation of the merger, unless otherwise specified therein, and (b) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or Century, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Century, their respective affiliates or their respective businesses, contained in, or incorporated by reference into, the parties’ other public disclosures filed with the Securities and Exchange Commission.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

A copy of the press release issued by the Company on September 17, 2026, announcing the entry into the Merger Agreement, which included a link to an investor presentation prepared by the Company illustrating further details of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and a copy of the investor presentation is attached hereto as Exhibit 99.2.

The information set forth in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed by the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing. The furnishing of the information in this Item 7.01, Exhibit 99.1 and Exhibit 99.2 shall not be deemed an admission as to the materiality of any such information.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated September 16, 2026, by and between Bank7 Corp. and Century Financial Services Corporation

99.1	Press Release, dated September 17, 2026

99.2	Investor Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK7 CORP.

Dated: September 17, 2026	By:	/s/ Kelly J. Harris
Kelly J. Harris
Chief Financial Officer